                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name:                                       Scopia Management, Inc.

Address:                                    152 West 57th Street, 33rd Floor
                                            New York, NY 10019

Date of Event Requiring Statement:          10/5/18

Name:                                       Matthew Sirovich

Address:                                    152 West 57th Street, 33rd Floor
                                            New York, NY 10019

Date of Event Requiring Statement:          10/5/18

Name:                                       Jeremy Mindich

Address:                                    152 West 57th Street, 33rd Floor
                                            New York, NY 10019

Date of Event Requiring Statement:          10/5/18